UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2020

Date of Report (Date of Earliest Event Reported)

Central Index Key Number of issuing entity:  0001799385

Wells Fargo Commercial Mortgage Trust 2020-C55

(Exact name of issuing entity)

Central Index Key Number of registrant:  0000850779

Wells Fargo Commercial Mortgage Securities, Inc.
(Exact name of registrant as specified in its charter)

Central Index Key Number of sponsor:  0000740906

Wells Fargo Bank, National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor:  0001549574

Barclays Capital Real Estate Inc.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor:  0001592182

LMF Commercial, LLC

(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor:  0001541468

Ladder Capital Finance LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor:  0001788190

Rialto Real Estate Fund IV - Debt, LP
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor:  0001624053

Argentic Real Estate Finance LLC
(Exact name of sponsor as specified in its charter)

New York	333-226486-13	38-4139209 38-4139210 38-7235668
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation of issuing entity)	File Number of issuing entity)	Identification Numbers)

c/o Wells Fargo Bank, National Association

as Certificate Administrator

9062 Old Annapolis Road

Columbia, MD

(Address of principal executive offices of issuing entity)

(212) 214-5610

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.04. Failure to Make a Required Distribution.

On May 5, 2020, the Certificate Administrator was made aware of a revision to the March 17, 2020 distribution due to a payment change affecting the Class X-B Certificates. The Class X-B Certificates were split into Book-Entry Certificates and Non-Book Entry Certificates, and, as a result, the holders of the Class X-B Non-Book Entry Certificates did not receive a required distribution of $5,271.97 for the monthly distribution period from February 27, 2020 to March 17, 2020.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Fargo Commercial Mortgage Securities, Inc.
(Registrant)
Date: May 11, 2020
	By:	/s/ Anthony Sfarra
Name: Anthony Sfarra
Title: President